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                                                                      EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated March 5, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of SL Industries, Inc. and its subsidiaries on Form 10-K for the two years ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of SL Industries, Inc. and its subsidiaries on Forms S-8 (File No. 033-53274, effective June 18, 1996, File No. 333-00269, effective February 6, 1996, File No. 033-63681, effective November 13, 1995; File No. 33-65446, effective January 16, 1996 and File No. 333-73407, effective March 5, 1995).




GRANT THORNTON LLP


New York, New York
March 5, 2004

                                      F-62